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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 13, 2005




                               THE BRINK'S COMPANY
             (Exact name of registrant as specified in its charter)


              Virginia                     1-9148                54-1317776
              --------                     ------                ----------
  (State or other jurisdiction    (Commission File Number)      (IRS Employer
        of incorporation)                                    Identification No.)

                               1801 Bayberry Court
                                 P. O. Box 18100
                             Richmond, VA 23226-8100
                            (Address and zip code of
                          principal executive offices)

       Registrant's telephone number, including area code: (804) 289-9600

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     [ ] Written  communications  pursuant to Rule 425 under the  Securities Act
         (17 CFR 230.425)

     [ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2005, The Brink's Company (the "Company"), and two of its subsidiaries, BAX Global Inc. ("BAX") and Brink's, Incorporated ("Brink's," and collectively with BAX and the Company, the "Borrowers"), entered into a $55 million, five-year, revolving, unsecured credit facility (the "Credit Agreement") with ABN AMRO Bank N.V., as the lender. The Credit Agreement terminates and replaces an earlier agreement that provided for a $45 million facility that was due to expire in December 2005. The Company did not incur any early termination penalties in connection with such termination.

The Credit Agreement provides for revolving credit loans to the Borrowers and certain of BAX's and Brink's subsidiaries, in multiple currencies at rates that vary depending upon the currencies in which the loans are made and the credit rating of the Company. The Credit Agreement also permits the issuance of letters of credit. The Company is a guarantor under the Credit Agreement of the obligations of BAX, Brink's and all covered subsidiaries. In addition, each of BAX and Brink's guarantees the obligations of its respective covered subsidiaries and of the Company in its capacity as a Borrower only.

The Credit Agreement contains representations, warranties, terms and conditions customary for transactions of this type. These include maximum leverage ratio and minimum interest coverage ratio financial covenants, limitation on liens covenants, limitations on acquisition covenants, limitations on investment covenants, covenants to preserve corporate existence, covenants to comply with laws, covenants on the use of the proceeds of the credit facility, and default provisions, including defaults for non-payment, defaults for breach of representations and warranties, defaults for insolvency, defaults for non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the facility being terminated.

This description of the Credit Agreement is not complete and is qualified in its entirety by reference to the entire Credit Agreement, a copy of which is attached hereto and incorporated herein by reference. You are encouraged to read the Credit Agreement. The Company and its affiliates regularly engage ABN AMRO Bank N.V. to provide other banking services. All of these engagements are negotiated at arm's length.

Item 1.02. Termination of a Material Definitive Agreement.

The information required by this item is included in Item 1.01.



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Item 2.03.  Creation of a Direct Financial  Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

99 Credit Agreement among The Brink's Company, BAX Global Inc. and Brink's, Incorporated, as Borrowers, and ABN AMRO Bank N.V., as the Bank, dated as of July 13, 2005.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            THE BRINK'S COMPANY
                                            (Registrant)


Date: July 15, 2005                         By:    /s/ Austin F. Reed
                                                  --------------------
                                                  Austin F. Reed
                                                  Vice President


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                                  EXHIBIT INDEX
                                  -------------


EXHIBIT                  DESCRIPTION
-------                  -----------

99 Credit Agreement among The Brink's Company, BAX Global Inc. and Brink's, Incorporated, as Borrowers, and ABN AMRO Bank N.V., as the Bank, dated as of July 13, 2005.


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